EXHIBIT A
                                                                           DRAFT
                                                                         2/08/00

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Plan") is made as of this ____ day of _____________, 2000 by and between Countrywide Investment Trust ("Investment Trust") for itself and on behalf of its series, Intermediate Bond Fund (hereinafter, the "Acquiring Fund"), and Touchstone Series Trust ("Touchstone Trust ") for itself and on behalf of its series, Touchstone Bond Fund (hereinafter, the "Acquired Fund").

     This Plan governs the proposed issuance of shares of the Acquiring Fund in exchange for all of the assets and liabilities of the Acquired Fund.

     This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"). A reorganization (each a "Reorganization") will comprise the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for the Acquiring Fund's shares and the assumption by the Acquiring Fund of certain liabilities of the Acquired Fund, and the constructive distribution after the Closing Date (as hereinafter defined) of such shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Plan.

     WHEREAS, Investment Trust and Touchstone Trust are each (a) a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and (b) registered as an open-end series investment company under the Investment Company Act of 1940, as amended( the "1940 Act"); and the

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Acquired  Fund owns  securities  which  generally are assets of the character in which the Acquiring Fund is permitted to invest; and

     WHEREAS, effective as of the Closing Date, the shares of beneficial interest of the Acquiring Fund will consist of two separate classes, designated as Class A shares of beneficial interest ("Class A") and Class C shares of beneficial interest ("Class C"). The shares of each class of the Acquiring Fund (the "Acquiring Class") that the Acquiring Fund will issue to the shareholders of the corresponding Acquired Fund class (the "Corresponding Acquired Class") are set forth in the Corresponding Classes Table in Schedule A; and

     WHEREAS the Board of Trustees of Touchstone Trust has determined that an exchange of all of the assets of the Acquired Fund for shares of the Acquiring Fund and the assumption of the liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund's Shareholders (as defined below) and that the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of this transaction; and

     WHEREAS, the execution, delivery and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action on the part of Investment Trust and Touchstone Trust, respectively, and this Plan constitutes a valid and binding obligation of each of the parties hereto enforceable in accordance with its terms, subject to the requisite approval of the shareholders of the Acquired Fund.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

     1.   Transfer  of  Assets  and  Liabilities  of the  Acquired  Fund  to the
          Acquiring   Fund  in  Exchange  for  the  Acquiring   Fund's   Shares;
          Liquidation of the Acquired Fund.

          1.1 Transfer and Exchange of Assets for Shares. Subject to the requisite approval of the shareholders of the Acquired Fund and to the other terms and conditions set forth

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herein and on the basis of the representations and warranties  contained herein,
Touchstone Bond Fund series of Touchstone Trust shall transfer to Countrywide Intermediate Bond Fund series of Investment Trust, and Countrywide Bond Fund series of Investment Trust shall acquire from Touchstone Bond Fund series of Touchstone Trust, as of the Closing Date, all of the Assets (as hereinafter defined) (a) of the Touchstone Bond Fund in exchange for that number of Acquiring Class shares of Countrywide Intermediate Bond Fund determined in
accordance   with  Section  2.2  hereof  and  the   assumption  by   Countrywide
Intermediate Bond Fund of the Liabilities (as hereinafter defined) of the Touchstone Bond Fund. Such transaction shall take place at the closing provided for in Article 3 of this Plan (the "Closing").

          Touchstone Trust will (a) pay or cause to be paid to Investment Trust any interest received on or after the Closing Date with respect to the Assets of each Acquired Fund and (b) transfer to Investment Trust any distributions, rights, stock dividends or other property received by Touchstone Trust after the Closing Date as distributions on or with respect to the Assets of the Acquired Fund. Any such interest, distributions, rights, stock dividends or other property so paid or transferred or received directly by Investment Trust shall be allocated by Investment Trust to the account of the Acquiring Fund and the Acquiring Class that acquired the Assets to which such property relates.

          1.2 Description of Assets to be Acquired. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all property, including without limitation, all cash, cash equivalents, securities, commodities and future interests, receivables (including interest or dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, and other property owned by the Acquired Fund and any deferred or

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prepaid  expenses  shown as an asset on the  books of the  Acquired  Fund at the
Effective Time (the "Assets").

          1.3 Liabilities to be Assumed. The Acquiring Fund shall assume from the Acquired Fund all liabilities, expenses, costs, charges and reserves of such Acquired Fund of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not arising in the ordinary course of business, whether or not determinable as of the Effective Time and whether or not specifically referred to in this Plan; provided, however, that it is understood and agreed by the parties hereto that the Acquired Fund will utilize its best efforts to discharge all of its known debts, liabilities, obligations and duties (the "Liabilities") prior to the Effective Time.

          1.4 Liquidation of the Acquired Fund. As provided in Section 3.3 of this Plan, as soon after the Closing Date as is conveniently practicable (the "Liquidation Date"), Touchstone Trust will effect the termination and liquidation of the Acquired Fund in the manner provided in its Declaration of Trust and in accordance with applicable law. On the Closing Date, the Acquired Fund will distribute pro rata to its shareholders of record, determined as of the close of business on the Valuation Date (the "Acquired Fund's Shareholders"), Acquiring Class shares received by the Acquired Fund pursuant to
Section 1.1 in exchange for each such shareholder's interest in the Corresponding Acquired Class evidenced by such shareholder's shares of beneficial interest in the Acquired Fund. Such liquidation and distribution will be accomplished by opening accounts on the books of the Acquiring Fund in the names of the Acquired Fund's Shareholders and transferring the shares credited to the account of the Acquired Fund on the books of the Acquiring Fund. Each account opened shall represent the respective pro rata number of Acquiring Class shares due each Acquired Fund Shareholder. Fractional

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shares of each Acquiring Class shall be rounded to the nearest thousandth of one
share.   All  issued  and  outstanding   shares  of  each  Acquired  Fund  shall
simultaneously be cancelled on the books of the Acquired Fund.

          1.5 No Issuance of Certificates. The Acquiring Fund will not issue certificates representing its Acquiring Class shares issued in connection with the exchange described in Section 1.1 hereof.

          1.6 Transfer Agent's Records. Ownership of Acquiring Class shares will be shown on the books of Investment Trust's transfer agent. Acquiring Class shares will be issued in the manner described in the then-effective Prospectus and Statement of Additional Information of Investment Trust relating to Acquiring Class shares.

          1.7 Transfer Taxes. Any transfer taxes payable upon the issuance of Acquiring Class shares in a name other than the registered holder of the shares on the books of the Acquired Fund as of the time of issuance shall be paid by the person to whom such shares are to be issued as a condition of such transfer.

          1.8 Reporting Responsibilities of the Acquired Fund. Any reporting obligations relating to the Acquired Fund are and shall remain the responsibility of Touchstone Trust up to and including the Closing Date and such later date on which the Acquired Fund is liquidated and Touchstone Trust is dissolved.

          1.9 Operating Plan. From and after the Closing Date, the rights and privileges of the Class A and Class C shares of the Acquiring Fund shall be determined under the provisions of Massachusetts law, Investment Trust's Declaration of Trust, as amended from time to time, Investment Trust's Bylaws and the operating plan adopted by Investment Trust's Board of Trustees which establishes policies and procedures for allocating income and expenses

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between the  Acquiring  Fund's Class A shares and Class C shares  which  further defines the relative voting rights of the Class A and Class C shares and which otherwise delineates the relative rights, privileges and liabilities of the Class A and Class C shares.

     2.   Valuation.

          2.1 Net Asset Value of the Acquired Fund. The value of the net assets to be acquired by the Acquiring Fund hereunder shall be the value of the Assets of the Acquired Fund, less the Liabilities of the Acquired Fund, and shall be computed at the time and in the manner set forth in Investment Trust's then-current Prospectus and Statement of Additional Information on the Closing Date or such other date as the parties may agree in writing (such time and date being hereinafter called the "Valuation Date").

          2.2 Exchange Ratio. The number of Acquiring Class shares to be issued (including fractional shares, if any) in exchange for the Assets of the Acquired Fund and the assumption of its Liabilities shall be [EQUIVALENT TO THE NUMBER OF SHARES OF THE CORRESPONDING ACQUIRED CLASS OUTSTANDING AS OF THE CLOSE OF BUSINESS ON THE VALUATION DATE.] [SUCH A NUMBER OF SHARES OF THE CORRESPONDING ACQUIRING CLASS SO THAT SHAREHOLDERS OF EACH CORRESPONDING ACQUIRED CLASS WILL OWN SHARES OF THE CORRESPONDING ACQUIRING CLASS EQUAL IN VALUE TO THE SHARES OF THE CORRESPONDING ACQUIRED CLASS AT THE CLOSING DATE.]

          2.3  Documentation.  All  computations  of  value  shall  be  made  by
[Countrywide] in accordance with its regular practice as pricing agent for Investment Trust. In addition, Touchstone Trust shall furnish to Investment Trust within 60 days of the Closing Date a statement of the Acquired Fund's assets and liabilities as of the Effective Time, which statement shall be prepared in accordance with generally accepted accounting principles consistently

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applied  and  shall be  certified  by the  Treasurer  of  Touchstone  Trust.  In addition, Touchstone Trust shall supply to Investment Trust in such form as is reasonably satisfactory to Investment Trust, a statement of earnings and profits of the Acquired Fund for federal income tax purposes which may be carried over to the shares of each Acquiring Class as a result of Section 381 of the Code. This statement shall be provided within 180 days of the Closing Date.

     3.   Closing and Closing Date.

          3.1 Establishment of Closing Dates; Description of Closing. The "Closing Date" shall be the next full business day following the Valuation Date or such later date as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the last business day immediately preceding the Closing Date (the "Effective Time"), unless otherwise provided. The Closing shall be held on the Closing Date at 9:00 a.m. at the principal offices of Frost & Jacobs LLP, or such other time and/or place as the parties may agree.

          3.2 Deliveries by Transfer Agent. Investors Bank & Trust Company, as custodian for Touchstone Trust shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Fund's portfolio securities, cash and any other assets shall have been delivered in proper form to Investment Trust on the Closing Date; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made in connection with the delivery of portfolio securities.

          3.3 Closing of New York Stock Exchange. In the event that on the Valuation Date: (a) the New York Stock Exchange is closed to trading or trading thereon is restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere is disrupted so that accurate

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appraisal  of the  value  of the  total  net  assets  of the  Acquired  Fund  is impracticable, then the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

          3.4 List of the Acquired Fund's Shareholders. Touchstone Trust shall deliver at the Closing a list of names and addresses of the shareholders of the Acquired Fund and the class, number and percentage ownership of outstanding shares owned by each such shareholder, all as of the Effective Time, certified by the Secretary or Assistant Secretary of Touchstone Trust. Investment Trust shall issue and deliver to said Secretary or Assistant Secretary of Touchstone Trust a confirmation evidencing Acquiring Class shares to be credited to the Acquired Fund as soon as practicable after the Closing, or provide other evidence satisfactory to Touchstone Trust that such Acquiring Class shares have been credited to the account of the Acquired Fund on the records of Investment Trust's transfer agent maintained with respect to the Acquiring Class shares. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts or other transfer documents as such other party may reasonably request.

     4.   Representations and Warranties.

          4.1 Touchstone Trust, on behalf of the Acquired Fund, represents and warrants to Investment Trust, on behalf of the Acquiring Fund, as follows:

               (a) Touchstone Trust is a voluntary association with transferable shares of the type commonly referred to as a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

               (b) Touchstone Trust is registered as an investment company classified as a management company of the open-end type and its registration with the Securities and

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Exchange  Commission (the  "Commission") as an investment company under the 1940
Act is in full force and effect;

               (c) The current prospectus and statement of additional information of Touchstone Trust relating to the Acquired Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Touchstone Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Declaration of Trust or By-Laws, as each may have been amended to the date hereof, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Touchstone Trust is a party or by which it is bound;

               (e)  Touchstone   Trust  has  no  material   contracts  or  other
commitments (other than this Agreement) which, if terminated prior to the Closing Date, would result in an additional liability of the Acquired Fund;

               (f) No litigation or administrative proceedings or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Touchstone Trust or the Acquired Fund or any of their respective properties or assets which, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business. Touchstone Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any

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order,  decree or judgment of any court or governmental body which materially or adversely affects its business or its ability to consummate the transactions herein contemplated.

               (g) At the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shall have been paid so far as due, or provisions shall have been made for the payment thereof and, to the best of Touchstone Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

               (h) Touchstone Trust's Financial Statements, copies of which have been previously delivered to Investment Trust, fairly present the financial positions of the Acquired Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net Assets for the periods indicated. Touchstone Trust's Financial Statements are in accordance with generally accepted accounting principals consistently applied. For purposes of this Agreement, the Financial Statements include the audited financial statements of the Acquired Fund for its most recently completed fiscal year and, if applicable, the un-audited financial statements of the Acquired Fund for its most recently completed semi-annual period.

               (i) For each fiscal year of its operation,  the Acquired Fund has
(i) met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and (ii) been treated as a separate corporation for federal income tax purposes pursuant to Section 851(h) of the Code, and the Acquired Fund intends to be so treated as a separate corporation and meet such qualification requirements for its current taxable year;

               (j) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable

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with no personal liability attaching to the ownership thereof (recognizing that, under Massachusetts law, the Acquired Fund's Shareholders could, under certain circumstances, be held personally liable for obligations of the Acquired Fund);

               (k) At the Closing Date, Touchstone Trust, on behalf of the Acquired Fund, will have good and marketable title to the Assets to be transferred to the Acquiring Fund pursuant hereto and full right, power and authority to sell, assign, transfer and deliver such Assets hereunder and, upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund.

               (l) The execution, delivery and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Touchstone Trust's Board of Trustees, and on the date hereof and on the Closing Date this Agreement will constitute a valid and binding obligation of Touchstone Trust on behalf of the Acquired Fund enforceable against Touchstone Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general principles of equity;

               (m) On the Closing Date, the performance of this Agreement shall have been duly authorized by all necessary action by the shareholders of the Acquired Fund.

               (n) Since the date of Touchstone Trust's Financial Statements, there has been no material adverse change in the financial condition, result of operations, business, properties or Assets of the Acquired Fund.

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          4.2 Investment Trust, on behalf of the Acquiring Fund,  represents and warrants to Touchstone Trust on behalf of the Acquired Fund as follows:

               (a) Investment Trust is a voluntary association with transferable shares of the type commonly referred to as a Massachusetts business trust, duly organized, validly existing in good standing under the laws of the Commonwealth of Massachusetts;

               (b) Investment Trust is registered as an investment company classified as a management company of the open-end type and its registration with the Commission as an investment company under the 1940 Act, is in full force and effect;

               (c) The current prospectus and statement of additional information of Investment Trust relating to the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Investment Trust is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of its Declaration of Trust or Bylaws, as each may have been amended to the date hereof, or of any agreement, indenture, instrument, contract, lease or other undertaking to which Investment Trust is a party or by which it is bound;

               (e)  Investment   Trust  has  no  material   contracts  or  other
commitments (other than by this Agreement) which, if terminated prior to the Closing Date, would result in an additional liability of the Acquiring Fund;

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               (f) No litigation or  administrative  proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Investment Trust or the Acquiring Fund or any of their respective properties or assets which, if adversely determined, would materially and adversely affect their financial condition or the conduct of their business. Investment Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially or adversely affects its business or its ability to consummate the transactions herein contemplated;

               (g) At the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such date shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best of Investment Trust's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

               (h) For each fiscal year of its operation, the Acquiring Fund has
(i) met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and (ii) been treated as a separate corporation for federal income tax purposes pursuant to Section 851(h) of the Code, and the Acquiring Fund intends to be so treated as a separate corporation and meet such qualification requirements for its current taxable year;

               (i) All issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof (recognizing that, under Massachusetts law, the Acquiring Fund's Shareholders could, under certain circumstances, be held personally liable for obligations of the Acquiring Fund);

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               (j) The  execution,  delivery and  performance  of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of the Investment Trust's Board of Trustees, and on the date hereof and on the Closing Date this Agreement will constitute a valid and binding obligation of Investment Trust on behalf of the Acquiring Fund enforceable against Investment Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general principles of equity.

               (k) Since [_________________], there has been no material adverse change in the financial condition, business, properties or Assets of the Acquiring Fund.

     5.   Conditions Precedent to Obligations of the Parties.

          5.1 Representations and Warranties. All representations and warranties of each of Investment Trust and Touchstone Trust set forth herein shall be true and correct in all material respects as of the date hereof and, except as may be affected by the transactions contemplated by this Plan, as of the Effective Time with the same force and effect as if made on and as of the Effective Time.

          5.2 Approval of Plan by the Acquired Fund's Shareholders. This Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the law of business trusts of the Commonwealth of Massachusetts, the provisions of the 1940 Act and the provisions of Touchstone Trust's Declaration of Trust and By-laws;

          5.3 No Adverse Actions. On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to

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restrain or prohibit or obtain  damages or other relief in connection  with this
Plan or the transactions contemplated hereby;

          5.4 Consents and Approvals.

               (a) All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including "no-action" positions of such federal or state authorities) deemed necessary by Investment Trust or Touchstone Trust to permit consummation, in all material respects, of the transactions contemplated hereby, shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the Acquiring Fund, provided that either party hereby may for itself waive any such conditions; and

               (b) The Board of Trustees of Investment Trust and Touchstone Trust shall have approved the terms of the Reorganization and this Plan and shall have determined that (i) participation by the Acquiring Fund and the Acquired Fund, respectively, in the Reorganization is in the best interests of such funds, (ii) the interests of existing shareholders of each of the Acquiring Fund and the Acquired Fund, respectively, will not be diluted as a result of the Reorganization, (iii) the terms of the Reorganization, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching on the part of any person, and (iv) the Reorganization is consistent with the policies of Investment Trust and Touchstone Trust, respectively, as recited in its respective registration statement and reports filed under the 1940 Act.

          5.5 Effectiveness of Registration Statement on Form N-14; Exemptive Order. A Registration Statement on Form N-14 relating to the Acquiring Class shares issuable

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hereunder,  including the combined Proxy  Statement of the Acquired Fund and the
Prospectus of Investment Trust (relating to the Acquiring Class shares issuable pursuant to the terms of this Plan) constituting a part thereof, shall have
become   effective  under  the  1933  Act  and  no  stop  order  suspending  the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. Additionally, in response to an application for exemption to be submitted by
Investment  Trust,   Touchstone  Trust  and  certain  affiliated  persons,   the
Commission shall have issued an order exempting Investment Trust, Touchstone Trust and the other applicants from certain provisions of the 1940 Act or the issues raised in the application shall have otherwise been resolved to the mutual satisfaction of the parties.

          5.6 Tax Opinions. Each of Investment Trust and Touchstone Trust shall have obtained an opinion of Frost & Jacobs LLP, legal counsel to Investment Trust and Touchstone Trust, in form and substance reasonably satisfactory to their respective Boards, to the effect that:

               (a) The transfer of all of the Acquired Fund's Assets solely in exchange for the Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund, and the distribution of such Acquiring Class shares to the shareholders of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368 (a)(1)(C) of the Code and the Acquiring Fund and the Acquired Fund are each a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               (b) No gain or loss will be recognized by the Acquired Fund upon the transfer of the Acquired Fund's Assets to the Acquiring Fund in exchange for the Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or upon the distribution (whether actual or constructive) of the Acquiring Class shares to the Acquired Fund's Shareholders in exchange for their shares of the Acquired Fund;

               (c) The tax basis of the Acquired Fund's Assets acquired by the Acquiring Fund will be the same to the Acquiring Fund as the tax basis of such Assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the Assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Acquired Fund;

               (d) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the Assets of the Acquired Fund solely in exchange for the Acquiring Class shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund;

               (e) No gain or loss will be recognized by shareholders of the Acquired Fund upon the distribution of the Acquiring Class shares to such shareholders, provided such shareholders receive solely such Acquiring Class shares (including fractional shares) in exchange for their Corresponding Acquired Class shares; and

               (f) The aggregate tax basis for the Acquiring Class shares, including any fractional shares, received by each shareholder of the Acquired Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Corresponding Acquired Class shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Class shares, including any fractional shares, to be received by each shareholder of the Acquired Fund will include the period during which the Corresponding Acquired Class shares exchanged therefor were held by such shareholder (provided that the Corresponding Acquired Class shares were held as a capital asset on the date of the Reorganization).

                                       17
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     6.   Expenses.

          The expenses incurred in connection with the entering into and carrying out the provisions of this Plan will be borne and paid by Touchstone Advisors, Inc., and not by the Acquiring Fund or the Acquired Fund.

     7.   Termination.

          7.1 Mutual Agreement. This Plan may be terminated by the mutual agreement of Investment Trust and Touchstone Trust.

          7.2 Material Breach. In addition, either Investment Trust or Touchstone Trust may, at its option, terminate this Plan at or prior to the Closing Date on account of a material breach by the other of any agreement contained herein to be performed by such other party at or prior to the Closing Date.

          7.3 Failure of Condition Precedent. In addition, either Investment Trust or Touchstone Trust may, at its option, terminate this Plan at or prior to the Closing Date on account of a condition herein expressed to be precedent to the obligation of such party which has not been met and which appears cannot reasonably, or will not, be met.

          7.4 Effects of Termination. In the event of any such termination, there shall be no liability for damage on the part of Investment Trust or Touchstone Trust or their respective Trustees or officers.

     8. Limitation on Liabilities. The obligations of Investment Trust, Touchstone Trust and each Fund shall not bind any of the trustees, shareholders, nominees, officers, agents, or employees of Investment Trust or Touchstone Trust personally, but shall bind only the Assets and property of the Acquiring Fund and the Acquired Fund. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually

                                       18
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or to impose any  liability on any of them  personally,  but shall bind only the
Assets and the property of the Acquiring Fund or the Acquired Fund, as appropriate.

     9.   Amendment.

          This Plan may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties hereto; provided, however, that following the meeting of the shareholders of the Acquired Fund described in
Section 5.2 of this Plan, no such amendment may have the effect of changing the provisions for determining the number of shares of each corresponding Acquiring Class shares to be issued to an Acquired Fund's Shareholders under this Plan to the detriment of such shareholders without their further approval.

     10.  Miscellaneous.

          10.1 Headings. The section headings contained in this Plan will have reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

          10.2 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                       19
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     IN WITNESS  WHEREOF,  each of the parties hereto has caused this Plan to be executed on its behalf by its duly authorized officer as of the day and year first written above.

                                        TOUCHSTONE SERIES TRUST

                                        By: /s/
                                            ------------------------------
                                            Robert H. Leshner, President


                                        COUNTRYWIDE INVESTMENT TRUST

                                        By: /s/
                                            ------------------------------
                                            Robert H. Leshner, President


                                        TOUCHSTONE ADVISORS, INC.
                                        (SOLELY TO EVIDENCE ITS CONCURRENCE
                                        WITH SECTION 6 HEREOF)

                                        By:/s/
                                            ------------------------------
                                                           , President

SCHEDULE A

I.   CORRESPONDING CLASSES TABLE

     Acquiring Fund Classes                  Corresponding Acquired Fund Classes
     ----------------------                  -----------------------------------

     Intermediate Bond Fund                  Touchstone Bond Fund
            A Shares                                A Shares
            C Shares                                C Shares